Exhibit 99.1

FOR IMMEDIATE RELEASE

AcelRx Pharmaceuticals Announces Pricing of a $10.0 Million PIPE Financing

REDWOOD CITY, Calif., May 30, 2012 - AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of acute and breakthrough pain, announced today that it has obtained commitments from certain non-affiliated and affiliated institutional investors to purchase approximately $10.0 million of its common stock in a private placement. AcelRx has entered into a securities purchase agreement with the investors pursuant to which AcelRx will sell an aggregate of 2,922,337 shares of its common stock and warrants to purchase up to 2,630,103 additional shares of common stock. Each unit, consisting of one share of common stock and one warrant, to purchase 0.9 shares of common stock, will be sold for a purchase price of $3.40 to non-affiliated investors and approximately $3.51 to affiliated investors. The warrants are exercisable six months after the issuance date at an exercise price equal to $3.40 per share, and will expire five years from the issuance date. The private placement is subject to customary closing conditions and is expected to close during the week of May 28, 2012.

Cowen and Company, LLC served as lead placement agent and JMP Securities served as co-placement agent for the transaction.

Proceeds from the private placement are expected to be used for general corporate and working capital purposes, including the development of the ARX-01 Sufentanil NanoTab PCA System, AcelRx’s lead product candidate for the treatment of post-operative pain.

In connection with the private placement, AcelRx has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of shares of common stock, including shares of common stock underlying the warrants, within 30 days after the closing. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

About AcelRx Pharmaceuticals

Based in Redwood City, CA, AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX) is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of acute and breakthrough pain. AcelRx’s lead product candidate, the ARX-01 Sufentanil NanoTab PCA System, which is currently in Phase 3 clinical development, is designed to solve the problems associated with post-operative intravenous patient-controlled analgesia which has been shown to cause harm to patients following surgery because of the side effects of morphine, the invasive IV route of delivery and the inherent potential for programming and delivery errors associated with the complexity of infusion pumps. AcelRx has two additional product candidates which have completed Phase 2 clinical development: ARX-02 for the treatment of cancer breakthrough pain, and ARX-03 for mild sedation, anxiety reduction and pain relief for patients undergoing painful procedures in a physician’s office. A fourth product candidate, ARX-04, is a sufentanil product for the treatment of moderate-to-severe acute pain, and AcelRx plans to initiate a Phase 2 study funded by a grant from USAMRMC, contingent on approval of the proposed clinical protocol for the study by USAMRMC.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities. For additional information, please refer to AcelRx’s current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to the private placement.

Forward-Looking Statements

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include all statements relating to the anticipated closing, and proposed use of proceeds, of the private placement, increase in shareholder value, access to investment capital, and the growth of AcelRx’s overall business, as well as other statements that can be identified by the use of forward-looking language, such as “believes,” “feels,” “expects,” “may,” “will,” “should,” “seeks,” “plans,” “anticipates,” or “intends” or the negative of those terms, or by discussions of strategy or intentions. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation: risks related to the satisfaction of the conditions to, and the timing of, the closing of the private placement, AcelRx’s need for additional capital in the future; and other risks detailed in AcelRx’s filings with the U.S. Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Contact:

Jim Welch

Chief Financial Officer

650.216.3511

jwelch@acelrx.com